UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2005

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 26, 2005, the Board of Directors of William Lyon Homes (the “Company”) established a Special Committee of the Board of Directors to evaluate the proposal made by General William Lyon, the controlling stockholder, Chairman of the Board and Chief Executive Officer of the Company, to acquire the outstanding publicly held minority interest in the Company’s common stock. On May 19, 2005, the compensation to be provided to members of the Special Committee for their services on the committee was set at $55,000 for the chairman of the Special Committee and $45,000 for the other members of the Special Committee. Special Committee members will not be entitled to any additional attendance fees for attending meetings of the Special Committee. The compensation provided to its members will be revisited if the work of the Special Committee extends beyond September 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated May 25, 2005

	By:	/s/ Michael D. Grubbs
Michael D. Grubbs
Senior Vice President, Chief Financial Officer and Treasurer